AMENDMENT No. 5 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT No. 5 to EMPLOYMENT AGREEMENT ("Amendment No. 5"), is entered into as of April 1, 2018, by and between Third Point Reinsurance Ltd., a Bermuda company (the "Company"), and Daniel Victor Malloy III (the "Executive").

WHEREAS, the Company and the Executive entered into a certain Employment Agreement dated as of January 23, 2012, an Amendment No. 1 to Employment Agreement dated as of April 1, 2015, an Amendment No. 2 dated as of May 5, 2016, an Amendment No. 3 dated as of March 1, 2017 and an Amendment No 4 dated as of August 3, 2017 (the initial Employment Agreement and Amendments thereto, collectively, the "Employment Agreement"); and

WHEREAS, in consideration of the mutual agreements set forth below and for other good and valuable consideration given by each party to this Amendment No. 5 to the other, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree to amend the Employment Agreement on the terms set forth below;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Section 3(a), Base Salary, of the Employment Agreement shall be amended to read as follows:

“3 (a) Base Salary. With effect from April 1, 2018, during the Employment Term, in full consideration of the performance by the Executive of the Executive’s obligations hereunder (including any services as an officer, director, employee, or member of any committee of any affiliate of the Company, or otherwise on behalf of the Company), the Executive shall receive from the Company a base salary (the “Base Salary”) at an annual rate of $725,000 per year, payable in accordance with the normal payroll practices of the Company then in effect.”

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Amendment No. 5 to Employment Agreement to be executed, and the Executive has hereunto set his hand, in each case effective as of the day and year first above written.
THIRD POINT REINSURANCE LTD.
By: /s/ J. Robert Bredahl
_____________________________________
Name: J. Robert Bredahl
    Title: President & Chief Executive Officer

By: /s/ Janice R. Weidenborner
_____________________________________
Name: Janice R. Weidenborner
Title: EVP, Group General Counsel & Secretary

EXECUTIVE
/s/ Daniel Victor Malloy III _______________________________________
Daniel Victor Malloy III